THIS CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES OF THE COMPANY ISSUABLE IN CERTAIN CIRCUMSTANCES ON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS CONVERTIBLE PROMISSORY NOTE NOR THE SECURITIES OF THE COMPANY ISSUABLE HEREUNDER MAY BE TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN EXEMPTION THEREFROM.

                       WINDSWEPT ENVIRONMENTAL GROUP, INC.
                   TRADE-WINDS ENVIRONMENTAL RESTORATION, INC.
                        NORTH ATLANTIC LABORATORIES, INC.
                       NEW YORK TESTING LABORATORIES, INC.

                           CONVERTIBLE PROMISSORY NOTE

$2,000,000                                                  October 29, 1999

     FOR VALUE RECEIVED, each of Windswept Environmental Group, Inc., a Delaware corporation (the "Company"), Trade-Winds Environmental Restoration, Inc., a New York corporation ("Trade-Winds"), North Atlantic Laboratories, Inc., a New York corporation ("North Atlantic"), and New York Testing Laboratories, Inc., a Delaware corporation ("New York Testing" and, together with the Company, Trade-Winds and North Atlantic, the "Makers"), jointly and severally, promises to pay to Spotless Plastics (USA) Inc., a Delaware corporation with its principal office at 150 Motor Parkway, Suite 413, Hauppauge, New York 11788, or its assigns (the "Payee"), in the lawful money of the United States of America ("Dollars" or "$") the principal sum of Two Million Dollars ($2,000,000) on the fifth anniversary of the date of this Note, provided that the Payee may, in its sole discretion and by written notice to the Makers, extend the maturity of this Note to a date not later than the sixth anniversary of the date of this Note (such maturity, as it may be extended by the Payee, being hereinafter referred to as the "Maturity Date"), together with interest thereon from the date of this Note to the Maturity Date calculated at the Applicable Interest Rate (as hereinafter defined).

     1. Interest. The Makers agree to pay interest accrued at the Applicable Interest Rate on the unpaid principal amount of this Note on the last day of each Interest Period (as hereinafter defined) and on the Maturity Date (each, an "Interest Payment Date"). Interest on the unpaid principal amount of this Note shall be calculated on the basis of a year of 360 days and actual days elapsed. For the purposes of this Note, the following terms shall have the meanings set forth below:

          a. "Applicable Interest Rate" means the rate per annum equal to the sum of (i) the LIBOR Rate plus (ii) one percent (1%).

          b. "Banking Day" means a day on which dealings are carried on in the London Interbank Market.

          c. "Interest Period" means each successive period (commencing on the date of this Note and thereafter on the expiry of the previous Interest Period) of one (1) month, provided that

               (i) if any Interest Period would otherwise end on a day which is not a Banking Day, that Interest Period shall be extended to end on the next succeeding Banking Day unless the result of such extension would be to carry such Interest Period over into another calendar month, in which event such Interest Period shall end on the preceding Banking Day;

               (ii) any Interest Period which would otherwise end during the month preceding or extend beyond the Maturity Date shall be of such duration that it shall end on the Maturity Date; and

               (iii) any Interest Period which commences on a day on which there is no numerically corresponding day in the month of its expiry shall end on the last Banking Day in that month.

          a. "LIBOR Rate" means a rate per annum (rounded upwards if necessary, to the nearest 1/16 of 1%) determined by the Payee (which determination shall, absent manifest error, be conclusive) to be equal to the offered rate for 30-day deposits in Dollars in the London Interbank Market at approximately 11:00 a.m. (London Time), which appears on the Telerate Screen, two (2) Banking Days prior to the first day of the Interest Period.

          b. "Telerate Screen" means the display designated as Page 3750 on Telerate Service (or such other page as may replace such page for the purpose of displaying London Interbank offered rates of major banks).

     4. Time and Place of Payments. All principal and interest due hereunder is payable in Dollars in immediately payable funds at the Payee's principal office (or at such other office of the Payee as may be designated from time to time in writing by the Payee) for the account of the Payee, not later than 11:00 a.m., New York City time, on the due date therefor. If any payment of principal or interest on or with respect to this Note becomes due and payable on a Saturday, Sunday or any other day on which commercial banks are required or authorized by law or regulation to be closed in New York City, such amount shall be payable on the next succeeding day which is not a Saturday, Sunday or other day on which commercial banks are so required or authorized to be closed and, with respect to any such payment of principal, interest shall continue to accrue during any such extension period at the applicable rate of interest in effect immediately prior to such extension.

     5.   Defaults and Remedies.

          a.   The following events shall be "Events of Default" hereunder:

               (i) the Makers default on the Maturity Date in the payment of the principal amount of this Note;

               (ii) the Makers default on any Interest Payment Date in the payment of interest on this Note and such default continues for five (5) days;

               (iii) any of the Makers defaults in payment when due, beyond any applicable grace period, on any other indebtedness for borrowed money (other than this Note) in an amount in excess of $100,000 and such default is not cured within any applicable grace period;

               (iv) any of the Makers defaults, beyond any applicable grace period, in any other indebtedness for borrowed money prior to maturity (unless cured or waived by the Payees of such indebtedness);

               (v) a court of competent jurisdiction enters a decree or order in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appoints a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of the affairs of any of the Makers, which decree or order shall have remained in force undischarged or unstayed for a period of 30 days;

               (vi) any of the Makers consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property;

               (vii) any of the Makers admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statue, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

               (viii) a final judgment, decree or order for the payment of money in excess of $100,000 shall be rendered against any of the Makers or any of their subsidiaries, and the same shall not be paid, bonded or discharged or execution thereon stayed pending appeal within 60 days after such stay shall expire; or

               (ix) any representation or warranty made by the Company in the Subscription Agreement dated the date hereof between the Company and the Payee (the "Subscription Agreement") or in any writing furnished in connection there with shall be false in any material respect on the date as of which made.

          b. If an Event of Default, other than the Event of Default specified in Sections 3(a)(v), (vi) or (vii), occurs and is continuing, the Payee may, at its option and in addition to any right, power or remedy permitted by law or equity or herein granted, by notice to the Makers declare to be due and payable immediately the principal amount of this Note, and upon any such declaration the same shall become and shall be immediately due and payable, together with all accrued and unpaid interest thereon. If an Event of Default specified in Sections 3(a)(v), (vi) or
     (vii) hereof occurs, the principal amount of this Note shall automatically become and be immediately due and payable, without any declaration or other act on the part of the Payee, together with all accrued and unpaid interest thereon. The Payee by notice to the Makers may rescind an acceleration and its consequences if all existing Events of Default have been cured or waived.

     6. Conversion. The Payee shall have the right, at its option, at any time, subject to the terms and conditions hereof, to convert the unpaid principal amount of this Note or any portion hereof (together with interest accrued on the principal amount of this Note or portion thereof to be converted) into shares of the Company's common stock, par value $.0001 per share (the "Common Stock"), at the price of $0.07904 per share (the "Common Conversion Price"); provided, however, that if, in the reasonable opinion of the Board of Directors of the Company, the consent of any person is required as a condition to the issuance of such shares of Common Stock and, despite the commercially reasonable efforts of the Company to obtain such consent, such consent has not been obtained at the time the Payee gives the Company a notice of conversion in accordance with the provisions of Section 5 below, the Company may, instead of issuing shares of Common Stock as aforesaid, issue to the Payee such number of shares of the Company's Series B Preferred Stock, par value $.01 per share (the "Series B Preferred"), as is determined by dividing the portion of this Note which is to be converted by the price of $79.04 per share (the "Preferred Conversion Price").

     7. Mechanics of Conversion. As a condition to its right to receive any securities into which this Note is convertible, the Payee shall surrender this Note at the office of the Company, and shall give written notice to the Company at such office that the Payee elects to convert all or part of this Note and shall state therein the amount of this Note that the Payee is converting. The Company shall, as soon as practicable thereafter, issue and deliver at such office to the Payee, (i) a certificate or certificates for the number and type of securities of the Company to which such Payee shall be entitled as aforesaid, and (ii) to the extent the Payee has converted this Note in part and not in full, a new convertible note, identical in terms to this Note except that the principal amount thereof shall equal the principal amount hereof less the amount converted by the Payee. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of this Note for conversion, in whole or in part, and the Payee shall be treated for all purposes as the record Payee of such shares of Common Stock or Series B Preferred, as the case may be, that the Payee is entitled to receive upon such conversion on such date pursuant hereto.

     8. Restrictions. The Payee hereby acknowledges that the securities of the Company issuable upon conversion of this Note will constitute "restricted securities" under the Securities Act of 1933, as amended. Each certificate representing securities of the Company issued upon conversion of this Note shall be stamped or otherwise imprinted with a legend reading substantially as follows:

          a. If on the  certificate  representing  shares  of Series B
Preferred:

          "THE SHARES OF SERIES B PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES OF SERIES B PREFERRED STOCK AND ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THESE SHARES OF SERIES B PREFERRED STOCK HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES OF SERIES B PREFERRED STOCK AND/OR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SHARES OF SERIES B PREFERRED STOCK AND SUCH SHARES TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND SUCH STATE SECURITIES LAWS."

          b. If on the certificate representing shares of Common Stock:

          "THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE
          HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SHARES TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND SUCH STATE SECURITIES LAWS."

     9. Stock Fully Paid. The Company covenants and agrees that all shares of capital stock which may be issued pursuant to the terms hereof will, upon issuance in accordance with the terms hereof (or upon exercise of any warrant issuable hereunder), be duly authorized, validly issued, fully paid and nonassessable, free and clear of any and all encumbrances (other than encumbrances created or granted by the Payee), and of all taxes and charges with respect to the issue thereof, and that the issuance thereof shall not give rise to any preemptive rights on the part of any other person or entity.

     10. Par Value. Before taking any action which would cause an adjustment reducing either the

Common Conversion Price or the Preferred Conversion Price below the then par value of the shares of Common Stock or Series B Preferred, respectively, issuable upon conversion of the Note, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock or Series B Preferred, as applicable, at such adjusted Common Conversion Price or Preferred Conversion Price, as applicable.

     11. Taxes. The Company shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of securities of the Company pursuant to the terms hereof.

     12. Reservation of Shares. The Company shall reserve, free from preemptive rights, out of its treasury stock or its authorized but unissued shares of Series B Preferred and Common Stock, sufficient shares of Series B Preferred and Common Stock to provide for the conversion of this Note, and sufficient shares of Common Stock to provide for the conversion of such shares of Series B Preferred.

     13. Fractional Shares. No fractional shares of Common Stock or Series B Preferred of the Company will be issued in connection with the conversion of this Note, but in lieu of such fractional shares, the Company shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Common Conversion Price or Preferred Conversion Price, as applicable, then in effect.

     14. Registration Rights. The Payee shall have the right to have registered any shares of Common Stock owned by it as a result of the conversion of this Note and the securities issued upon conversion of this Note as set forth in the Subscription Agreement.

     15. Waivers. The Makers hereby waive presentment, demand for payment, notice of dishonor and any and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note and hereby consent to any waivers or modifications that may be granted or consented to by the Payee of this Note. No waiver by the Payee of any breach of any covenant of the Makers herein contained or any term or condition hereof shall be construed as a waiver of any subsequent breach of the same or of any other covenant, term or condition herein.

     16. Acceleration. If any sum required to be paid under this Note shall not be paid when due, the Company shall pay, in addition to the interest otherwise payable pursuant to this Note, default interest at a rate of two percent (2%) per annum on the unpaid balance. Notwithstanding anything set forth in this Note to the contrary, in no event shall interest payable under this Note be higher than the maximum amount permitted under applicable law.

     17. Prepayment. This Note may not be prepaid, in whole or in part, by the Makers.

     18. Enforcement. In the event that any Payee of this Note shall institute any action for the enforcement or the collection of this Note, there shall be immediately due and payable, in addition to the unpaid balance of this Note, all late charges, and all costs and expenses of such action, including reasonable attorneys' fees. The Makers waive the right to interpose any setoff, counterclaim or defense of any nature or description whatsoever.

     19. Replacement of Note. Upon receipt by the Makers of evidence satisfactory to them of the loss, theft, destruction or mutilation of this Note, and (in case of loss, theft or destruction) of an indemnity reasonably satisfactory to it, and upon reimbursement to the Makers of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note if mutilated, the Makers will make and delivery a new Note of like tenor in lieu of this Note.

     20. Amendments. This Note may not be changed, modified, amended, or terminated except by a writing duly executed by the Makers and the Payee.

     21. Governing Law. This Note and all transactions contemplated hereunder or evidenced hereby shall be governed by, construed under, and enforced in accordance with the laws of the State of New York.

     22. Assignment. This Note may not be assigned, in whole or in part, by any of the Makers.

     23. Successors. This Note shall be binding upon the successors of each of the Makers.

     IN WITNESS WHEREOF, the Makers have executed this Note by its duly authorized officers as of the day and year first above written.

                                        WINDSWEPT ENVIRONMENTAL GROUP, INC.

                                        By:      /s/ Michael O'Reilly
                                             -----------------------------------
                                        Name:     Michael O'Reilly
                                        Title:    President & CEO


                                        TRADE-WINDS ENVIRONMENTAL
                                        RESTORATION, INC.

                                        By:       /s/ Michael O'Reilly
                                             -----------------------------------
                                        Name:   Michael O'Reilly
                                        Title:  President & CEO


                                        NORTH ATLANTIC LABORATORIES, INC.

                                        By:       /s/ Michael O'Reilly
                                             -----------------------------------
                                        Name:   Michael O'Reilly
                                        Title:  Vice President


                                        NEW YORK TESTING LABORATORIES, INC.

                                        By:       /s/ Michael O'Reilly
                                             -----------------------------------
                                        Name:   Michael O'Reilly
                                        Title:  Vice President